                                                                      Exhibit 11

                                  IRIDIUM LLC
                (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)

                   COMPUTATIONS OF LOSS PER CLASS 1 INTEREST

                      (in thousands except interest data)


                                                                           Years ended December 31,
                                                                    1994             1995             1996
                                                                  -----------------------------------------
NET LOSS APPLICABLE TO CLASS 1 INTERESTS:

Net loss                                                           $14,834          $23,645          $73,598

Preferred dividend requirement                                      -                -                $3,652
                                                                ----------      -----------      -----------
Net loss applicable to Class 1 Interests                           $14,834          $23,645          $77,250
                                                                ==========      ===========      ===========


AVERAGE NUMBER OF CLASS 1 INTERESTS:

Average number of Class 1 Interests outstanding                 39,040,275       88,162,875      120,115,575

Fully diluted adjustments (2):
  Subscribed, but unissued, Class 1 Interests                   45,734,025       30,920,475          433,425

  Assumed exercise of options and warrants                         523,425          919,350        4,937,925

  Assumed conversion of Series A Class 2 Interest                   -                -               801,975

                                                                ----------      -----------      -----------
Average number of Class 1 Interests assumed to be
  outstanding, assuming full dilution                           85,297,725      120,002,700      126,288,900
                                                                ==========      ===========      ===========

NET LOSS PER CLASS 1 INTEREST:

Primary (1)                                                           $.38             $.27             $.64


Fully diluted (2)                                                     $.17             $.20             $.61


                                                                   Three months ended March 31,
                                                                     1996                 1997
                                                                  ------------------------------
NET LOSS APPLICABLE TO CLASS 1 INTERESTS:

Net loss                                                                7,663             35,928

Preferred dividend requirement                                           -                 2,291
                                                                  -----------        -----------
Net loss applicable to Class 1 Interests                                7,663             38,219
                                                                  ===========        ===========


AVERAGE NUMBER OF CLASS 1 INTERESTS:

Average number of Class 1 Interests outstanding                   117,505,200        120,836,025

Fully diluted adjustments (2):
  Subscribed, but unissued, Class 1 Interests                       2,182,800               -

  Assumed exercise of options and warrants                          1,520,925          9,838,350

  Assumed conversion of Series A Class 2 Interest                        -               869,550
                                                                  -----------        -----------

Average number of Class 1 Interests assumed to be
  outstanding, assuming full dilution                             121,208,925        131,543,925
                                                                  ===========        ===========

NET LOSS PER CLASS 1 INTEREST:

Primary (1)                                                              $.07               $.32


Fully diluted (2)                                                        $.06               $.29


(1) The assumed exercise of options and warrants in periods of net loss are anti-dilutive and are not included in the computation and presentation of primary loss per Class 1 Interest.

(2) The assumed exercise of options, warrants, and conversion of Series A Class 2 Interests are anti-dilutive but are included in the calculation of fully diluted loss per Class 1 Interest in accordance with Regulation S-K, Item 601(a)(11).